EXHIBIT 2.3

SECURITIES PURCHASE AGREEMENT

by and among

CARE CONCEPTS I, INC.

and

PENTHOUSE INTERNATIONAL, INC.

DATED:  JULY 22, 2004

EXHIBITS

Exhibit A

Certificate of Designations for CCI Series D Preferred Stock

Exhibit B

July 6, 2004 Draft of Penthouse Form 10-K

Exhibit C

Lock up Agreement

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into this 22nd day of July 2004, by and among PENTHOUSE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Florida (“Penthouse”); and CARE CONCEPTS I, INC., a corporation formed under the laws of the State of Delaware (“CCI”).  Penthouse and CCI are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, Penthouse is the owner of 99.5% of the members interest in Media Billing Company, L.L.C., a New York limited liability company (“Media Billing”) and Dr. Luis Enrique Fernando Molina and Charles L. Samel (collectively, the “Media Billing Managers”) are the owners of 0.5% of the members interest in Media Billing; and

WHEREAS, pursuant to the terms of a member interest purchase agreement, dated as of March 22, 2004 (the “iBill Purchase Agreement”) among Media Billing, Internet Billing Company, LLC, a Georgia limited liability company (“iBill”), and InterCept, Inc., a Georgia corporation (“InterCept”), Media Billing acquired from InterCept 100% of the members interest of iBill (the “iBill Equity”); and

WHEREAS, through its subsidiary ibid America, Inc. (“iBid America”), CCI operates a website at www.ibidusa.com which offers local and national businesses the opportunity to advertise discounted services to a wider audience and to also provide a popular online auction-format  to increase sales of savings certificates to consumers to be used for discounted retail purchases; and

WHEREAS, CCI auction operations offer ibidusa.com users the convenience of paying for savings certificates by credit, debit, or online checks, where such payment services are provided by third party vendors contracted by ibid America; and

WHEREAS, iBill offers substantially similar payments services as current ibidusa.com vendors in the normal course of its business as one of the largest online payment providers on the Internet and the successful vertical combination of a payment engine and auction services has identifiable precedent in the United States; and

WHEREAS, CCI proposes to acquire from Penthouse and certain of its Affiliates, 100% of the members interests in Media Billing (the “Media Billing Equity”), and Penthouse is willing to sell to CCI the Media Billing Equity, all upon the terms and conditions hereinafter described; and

WHEREAS, in sole consideration for its acquisition of the Media Billing Equity, CCI shall issue to Penthouse certain securities of CCI (the “CCI Securities”) consisting of: (i) that number of shares of CCI common stock as shall represent 19.9% of the issued and outstanding shares of CCI Common Stock, immediately prior to giving effect to such issuance, and (ii) 330,000 shares of newly designated Series D voting convertible preferred stock of CCI (the “CCI Series D Preferred Stock”); and

WHEREAS, the obligations of the Parties to effect the exchange of the Media Billing Equity for the CCI Securities is subject to the conditions set forth in Article V hereof;

WHEREAS, The Molina-Vector Investment Trust (the “Penthouse Majority Stockholder”) is the record and beneficial owner of (i) 137,699,055 shares of common stock of Penthouse; and (ii) 10,500,000 shares of the convertible voting 4% Series C preferred stock of Penthouse, $10.00 stated value per share (the “Penthouse Series C Preferred Stock”); and

WHEREAS, pursuant to the terms of the Penthouse Series C Preferred Stock, consent is required from the Penthouse Majority Stockholder, as the holder of a majority of the shares of Penthouse Series C Preferred Stock; and

WHEREAS, the Parties intend that the Transaction qualify as a tax free exchange transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended  (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

In addition to other terms defined in this Agreement, as used in this Agreement, the following additional terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. “Control” “controlled by” and “under common control with”, as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Agreement Date” means the date of this Agreement.

"Agreement" means this Agreement.

“Alternative Acquisition” shall have the meaning set forth in Section 4.04(c) of this Agreement.

“AMEX” shall mean the American Stock Exchange, Inc.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties.

"Business Day" means any day, Monday through Friday, on which U.S. federally chartered banks are open for business in Fort Lauderdale, Florida.

"CCI Common Stock" shall mean the authorized common stock, $.001 par value per share, of CCI.

“CCI Common Stock Equivalents” shall mean Common Stock Equivalents applicable to CCI.

“CCI Closing Date Common Stock” shall mean such number of shares of CCI Common Stock as shall represent on the Closing Date 19.9% of aggregate number of issued and outstanding shares of CCI Common Stock as at the Closing Date immediately prior to giving effect to such issuance.

“CCI Disclosure Schedule” shall mean the disclosure schedule delivered by CCI to Penthouse concurrently with the execution and delivery of this Agreement.

"CCI Material Adverse Effect" shall mean any event or condition that could reasonably be expected to have a material and adverse affect on the business, results of operation, financial condition or prospects of CCI and its Subsidiaries taken as a consolidated whole; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally, or (ii) any change in generally accepted accounting principles or interpretations thereof, shall not be considered when determining if an CCI Material Adverse Effect has occurred.

"CCI Preferred Stock" shall mean the authorized preferred stock, $.001 par value per share, of CCI.

“CCI Securities” means the collective reference to (a) the CCI Closing Date Common Stock, and (b) 330,000 shares of the CCI Series D Preferred Stock.

"CCI Series B Preferred Stock" shall mean the 10,000 authorized shares of Series B Preferred Stock of CCI.

"CCI Series C Preferred Stock" shall mean the 45,000 authorized shares of Series C Preferred Stock of CCI.

"CCI Series D Preferred Stock" shall mean the 330,000 shares of Series D Preferred Stock of CCI to be authorized pursuant to the CCI Series D Preferred Certificate of Designations.

“CCI Series D Preferred Stock Certificate of Designations” shall mean the certificate of designation in the form of Exhibit A annexed hereto and made a part hereof, that sets forth the rights, privileges and designations of the CCI Series D Preferred Stock to be issued to Penthouse on the Closing Date.

"CCI SEC Reports" shall mean all periodic filings required to be made by CCI with the Commission under the  Securities Act and the Exchange Act.

“CCI Stockholder Consents” shall have the meaning set forth in Section 4.06 of this Agreement.

"Closing" shall mean the consummation of the Media Billing Purchase.

"Closing Date" shall mean the date and time as of which the Closing actually takes place.

"Code" shall mean the United States Internal Revenue Code.

“Common Stock Equivalents” shall mean, with respect to the applicable Person, any issued and outstanding notes, debentures or preferred stock that is convertible into shares of common stock of such Person, any options, warrants or securities exercisable for shares of common stock of such Person, or other rights entitling the holder to purchase common stock of such Person or exchange property or other assets for common stock of such Person.

"Commission" shall mean the United States Securities and Exchange Commission.

“Conditions Subsequent” shall have the meaning as defined in Article VI of this Agreement.

"Contract" shall mean any agreement, contract, obligation, promise, commitment or undertaking of any kind (whether written or oral and whether express or implied), other than those that have been terminated.

“Conversion Date” shall mean the date of automatic conversion of the Series D Preferred Stock into CCI Common Stock, which date shall be the date on which the Final EBITDA Calculation of the Fiscal 2004 EBITDA or Fiscal 2005 EBITDA of iBill shall be determined, as contemplated by Section 4.14(e) of this Agreement; provided, that (a) all Required Media Billing Purchase Approvals shall have been obtained, and (b) if the Final EBITDA Calculation of the Fiscal 2004 EBITDA shall reflect an actual Fiscal 2004 EBITDA of iBill of $6.5 million or more, the Conversion Date shall be the date upon which such Final EBITDA Calculation of the Fiscal 2004 EBITDA of iBill shall have been delivered or agreed upon.

“Current Penthouse Form 10-K” shall mean the July 6, 2004 draft of Form 10-K Annual Report of Penthouse for the fiscal year ended December 31, 2003.

"DGCL" shall mean the Delaware General Corporation Law, as amended.

“EBITDA” shall mean with respect to any one or more Persons, (a) the net income after taxes of such Person(s) for the applicable fiscal period in question, as determined in accordance with GAAP, plus (b) without duplication for such fiscal period the sum of  (i) all taxes on the income of such Person(s), (ii) all interest expense deducted in determining the net income of such Person(s), (iii) all deductions for depreciation, amortization and other non-cash charges, including good-will or impairment charges, and (iv) other deductions for extraordinary or non-recurring charges.

“EBITDA Calculation” shall mean the calculation of the Fiscal 2004 EBITDA and/or Fiscal 2005 EBITDA of iBill, as reviewed or audited by Markum & Kligman, LLC, Stonefield Josephson & Company, or another recognized firm of independent accountants mutually acceptable to the respective boards of directors of each of CCI and Penthouse.

"Employee Benefit Plan" shall mean any plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of a Person, which are now, or were since inception of such Person, maintained by such Person , or under which such Person has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, warrant, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

“Environmental Claim" shall mean any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

"Environmental, Health and Safety Liabilities" shall mean any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law, as well as any liability for torts and damages according to general Danish rules, regulations and ordinary principles, including case law, or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off- site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other rededication or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

"Environmental Law" shall mean any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, the Danish Environmental Protection Act, the Danish Soil Pollution Act, the Danish Act on Chemical Substances and Products, the Danish Act on Environmental Gene Technology, the Danish Act on Compensation for Environmental Damages, the Danish Act on Working Environment, as such laws have been amended or supplemented, and the regulations, statutory orders, local council waste by-laws, and other binding by-laws and guidance and practice notes adopted under any of those laws.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor law.

“Fiscal 2004 EBITDA” shall mean the EBITDA of iBill for the twelve consecutive month period that commenced on January 1, 2004 and will end on December 31, 2004.

“Fiscal 2005 EBITDA” shall mean the EBITDA of iBill for the twelve consecutive month period that will commence on January 1, 2005 and will end on December 31, 2005

“Fully-Diluted CCI Common Stock” means, at any applicable point in time, the issued and outstanding shares of CCI Common Stock, on a fully-diluted basis, after giving effect to (i) all issued and outstanding shares of CCI Common Stock, (ii) the conversion into CCI Common Stock of all issued and outstanding shares of CCI Preferred Stock, (iii) all shares of CCI Common Stock issuable upon exercise of any outstanding options, warrants or other rights to purchase CCI Common Stock, and/or (iv) all shares of CCI Common Stock issuable upon conversion of any outstanding notes, debentures, preferred stock, or other securities convertible into or exchangeable for shares of CCI Common Stock.

"GAAP" means generally accepted United States accounting principles in effect from time to time.

"Governmental Authority" shall mean any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, or any other country or any provincial, state, local, county, city or other political subdivision.

"Governmental Permit" shall mean any license, franchise, permit or other authorization of any Governmental Authority.

"Hazardous Materials" shall mean any substance, material or waste which is regulated by any Environmental Law.

“iBill”  shall mean Internet Billing Company, LLC, a Georgia Limited Liability company.

“iBill Business” shall mean the business of providing various services that enable, among other things, merchants (providing services to both adult-related and non-adult-related customers) to accept and process real-time payments for goods and services over the Internet, as well as services related to outsourced payment processing, transaction processing, risk management, transaction security, fraud control, reporting tools, subscription, accounting/bookkeeping services, shopping cart functionality, marketing, payment options, interface, and back office management.

"iBill Material Adverse Effect" shall mean an event that that could reasonably be expected to have a material and adverse affect on the iBill Business, results of operation, financial condition or prospects of Media Billing and its iBill Subsidiary taken as a consolidated whole; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally, or (ii) any change in generally accepted accounting principles or interpretations thereof, shall not be considered when determining if an iBill Material Adverse Effect has occurred.

“iBill Financial Statements”  shall have the meaning set forth in Section 3.05 of this Agreement.

"Intellectual Property" shall mean all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registration of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property.

"Law" shall mean any United States, state or local (including common law) statute, code, directive, ordinance, rule, regulation or other requirement.

"Lien" shall mean any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

"Lock-up Agreement" shall have the meaning as defined in Section 4.12.

“Media Billing” shall mean Media Billing Company, L.L.C., a New York limited liability company.

“Media Billing Equity” shall mean 100% of the members interests in Media Billing.

"Media Billing Disclosure Schedule" shall mean the disclosure schedule concerning Media Billing and iBill delivered by Penthouse to CCI concurrently with the execution and delivery of this Agreement.

“Media Billing Purchase” shall mean the consummation of the purchase by CCI of the Media Billing Equity in exchange for the CCI Securities.

"Order" shall mean any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

"Organizational Documents" shall mean: (a) the articles or certificate of incorporation, memorandum of association, articles of association and the by-laws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"Penthouse SEC Reports" shall mean all periodic filings required to be made by Penthouse with the Commission under the Securities Act and the Exchange Act.

"Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

"Proceeding" shall mean any claim, action, investigation, arbitration, litigation or other judicial, administrative or regulatory proceeding.

"Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Required Media Billing Purchase Approvals” shall mean the occurrence of all of the following (i) the Media Billing Purchase and the terms of the CCI Series D Preferred Stock shall have been approved or consented to by the requisite holders of a majority of the outstanding CCI Common Stock, (ii) all necessary filings with the Commission and mailings to CCI stockholders shall have been made and such time periods for filings and mailings have been complied with, and (iii) the Media Billing Purchase shall have been approved by the AMEX.

"Securities Act" shall mean the United States Securities Act of 1933, as amended, or any successor law.

“Series D Preferred Designees” shall mean the Persons who shall be designated by the holder(s) of the CCI Series D Preferred Stock to serve as members of the board of directors of CCI and each of its direct and indirect Subsidiaries.

"Subsidiary" shall mean with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which 50% or more of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent Persons thereof is owned or controlled, directly or indirectly, by such Person.

"Tax Authority" shall mean the Internal Revenue Service, and any state, local or foreign government or any agency or subdivision thereof.

"Taxes" shall mean all taxes, charges, fees, customs, duties or other assessments, however denominated, including all interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by a Tax Authority, which shall  include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

"Transactions Documents" means the agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

ARTICLE I

SALE OF THE MEDIA BILLING EQUITY

1.1

Transfer of the Media Billing Equity.  Subject to the terms and conditions of this Agreement, at the Closing, Penthouse hereby agrees to transfer, convey, assign, set over and deliver (“Transfer”) to CCI, and CCI shall acquire and accept from Penthouse, all and not less than all of the Media Billing Equity, free and clear of all Liens.

1.2

Consideration for Transfer of the Media Billing Equity.  At the Closing and in sole consideration for the Transfer of the Media Billing Equity, CCI shall transfer, convey and deliver to Penthouse all, and not less than all, of the shares of the CCI Securities.  The rights, privileges and designations of the CCI Series D Preferred Stock shall be as set forth in the CCI Series D Preferred Certificate of Designations annexed hereto as Exhibit A and made a part hereof.

1.3

Capitalization of CCI.  At the date of this Agreement and as at the Closing Date, CCI shall be authorized by its certificate of incorporation to issue an aggregate of 30,000,000 shares of CCI Common Stock, 10,000 shares of CCI Series B Preferred Stock, 45,000 shares of CCI Series C Preferred Stock and 330,000 shares of CCI Series D Preferred Stock.  Schedule 1.3 to the CCI Disclosure Schedule sets forth as at the date of this Agreement (i) the issued and outstanding shares of CCI Common Stock, (ii) the rights, designations and privileges of the authorized shares of CCI Series B Preferred Stock and CCI Series C Preferred Stock (collectively, the “Existing CCI Preferred Stock”), and (iii) the aggregate number of options, warrant and other securities exercisable for shares of CCI Common Stock.  As at the date of this Agreement and at the Closing Date (i) no shares of CCI Series A Preferred Stock shall be authorized, issued and outstanding, (ii) 1,000 shares of CCI Series B Preferred Stock shall be issued and outstanding, and (ii) 10,000 shares of CCI Series C Preferred Stock shall be issued and outstanding.  As at the date of this Agreement and at the Closing Date, the Fully-Diluted CCI Common Stock shall be not more than the number of shares of CCI Common Stock set forth on Schedule 2.02(a) to the CCI Disclosure Schedule.

1.4

Capitalization of Media Billing.  As at the date of this Agreement and as at the Closing Date, Media Billing shall have an aggregate of one thousand (1,000) units of membership equity interests (the “Units”) issued and outstanding, of which (i) Penthouse is the record and beneficial owner of nine hundred and ninety (990) Units, (ii) Charles L. Samel is the record and beneficial owner of five (5) Units, and (iii) Dr. Luis Enrique Fernando Molina is the record and beneficial owner of five (5) Units.  The sole asset of Media Billing is its ownership of 100% of the membership equity interests in Internet Billing Company, LLC.

1.5

Rights and Privileges of CCI Series D Preferred Stock.   Pursuant to the CCI Series D Preferred Certificate of Designations, the CCI Series D Preferred Stock to be issued to Penthouse at the Closing:

(a)

shall have a liquidation preference of $100.00 per share, with the priorities set forth in the CCI Series D Preferred Stock Certificate of Designation;

(b)

shall not pay a dividend;

(c)

subject to obtaining of the Required Media Billing Purchase Approvals, shall be entitled to vote, as a separate class, at each regular or special meeting of stockholders of CCI to elect one member of a maximum seven Person board of directors of CCI and each CCI Subsidiary;

(d)

shall not be convertible into CCI Common Stock until the Conversion Date;

(e)

upon the determination of the Final EBITDA Calculation of the Fiscal 2005 EBITDA of iBill (as contemplated by Section 4.14 hereof), shall be automatically converted into an aggregate number of shares of CCI Common Stock as shall represent that number of shares of CCI Common Stock which, when added to the aggregate number of shares of Closing Date CCI Common Stock, shall equal a percentage of the Fully-Diluted CCI Common Stock (the “Conversion Percentage”) as at the Conversion Date equal to Forty-Nine and 9/10 percent (49.9%) of such Fully-Diluted Common Stock, if either the Fiscal 2004 EBITDA or the Fiscal 2005 EBITDA of iBill shall equal or exceed $6.5 million; with such 49.9% Conversion Percentage to be subject to pro-rata decrease, at the rate of 1.0% for each $216,666.67 by which highest Fiscal 2004 EBITDA and Fiscal 2005 EBITDA of iBill shall be less than $6.5 million; and

(f)

shall contain such other rights, privileges and designations as shall be set forth in the CCI Series D Preferred Stock Certificate of Designations annexed hereto as Exhibit A and made a part hereof.

1.6

Closing and Closing Date.  The Closing of the Media Billing Purchase shall take place at the offices of Gersten Savage Kaplowitz Wolf & Marcus LLP not later than five days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that (a) the Parties shall use their best  efforts to effect the Closing by September 30, 2004, and (b) the Closing may take place by facsimile or other means as may be mutually agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

1.7

Deliveries at Closing by Penthouse.  At the Closing, subject to the terms and conditions of this Agreement, Penthouse shall execute and/or deliver, or cause to be executed and/or delivered, to CCI, the documents and instruments referred to in this Section 1.7 below:

(a)

the Transfer, by assignment of members interests, of 100% of the Media Billing Equity to CCI;

(b)

unanimous resolutions of the board of directors of Penthouse and the written consents of  each of the Penthouse Majority Stockholder and other holders of the outstanding shares of Penthouse Series A Preferred Stock and Series C Preferred Stock, authorizing this Agreement and the Transactions contemplated hereby;

(c)

an assignment to Penthouse from the Media Billing Managers of their 0.5% collective members interest in Media Billing; and

(d)

the Lock-up Agreement executed by the Penthouse Majority Stockholder referred to in Section 4.11 of this Agreement; and

(e)

such other Documents as may be reasonably requested by CCI and its counsel, that are necessary to effect the Closing.

1.8

Deliveries at Closing by CCI.   At the Closing, subject to the terms and conditions of this Agreement, CCI shall execute and deliver or cause to be executed and delivered to Penthouse:

(a)

stock certificates evidencing (i) all shares of the CCI Closing Date Common Stock, and (ii) all 330,000 shares of CCI Series D Preferred Stock;

(b)

a copy of a filing receipt or certified copy of the CCI Series D Preferred Certificate of Designations from the Secretary of State of Delaware, evidencing the filing and recordation of the CCI Series D Preferred Stock Certificate of Designations for the CCI Series D Preferred Stock;

(c)

the unanimous resolutions of the CCI Board of Directors and the written consents of those Persons who are the holders of a majority of all issued and outstanding shares of CCI Common Stock (the “CCI Majority Stockholders”) authorizing this Agreement, the issuance of the CCI Series D Preferred Stock and the transactions contemplated hereby; and

(d)

the Lock-up Agreement executed by the CCI Principal Stockholders referred to in Section 4.12 hereof.

1.9

Restrictions on Resale.  The CCI Securities will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) CCI receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for CCI, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the CCI Securities that shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CARE CONCEPTS RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CARE CONCEPTS THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CCI

Except as set forth in the CCI Disclosure Schedule, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing by CCI to Penthouse, CCI hereby represents and warrants to Penthouse, as of the date of this Agreement and as of the Closing Date, as follows:

2.1

Organization, Standing And Power. CCI is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  CCI is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on CCI or its business.  Except as set forth in Schedule 2.01 to the CCI Disclosure Schedule, CCI does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

2.2

Capitalization.

(a)

The capitalization of CCI as set forth on Schedule 2.02(a) to the CCI Disclosure Schedule is true and accurate in all material respects.

 (b)

 Schedule 2.02(b) to the CCI Disclosure Statement sets forth the names of each of the record and beneficial owners of five percent (5%) or more of the Fully-Diluted CCI Common Stock as at the date of this Agreement, including holders of CCI Common Stock Equivalents.

(c)

Except as disclosed in Schedule 2.02(c) to the CCI Disclosure Statement, no CCI Common Stock have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of CCI Common Stock.

(d)

All outstanding shares of CCI Common Stock are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

(e)

As at the date of this Agreement and on the Closing Date, the Fully-Diluted CCI Common Stock shall be not more than 18.0 million shares of CCI Common Stock.

2.3

Authority For Agreement.  The execution, delivery, and performance of this Agreement by CCI has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of CCI enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.   The execution, delivery and performance of this Agreement and compliance with its provisions by CCI will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), CCI's Certificate of Incorporation or Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which CCI is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to CCI except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on CCI.  Except as set forth in Schedule 2.03 to the CCI Disclosure Schedule, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of CCI in connection with the execution, delivery and performance of this Agreement.

2.4

Issuance Of CCI Securities.  The CCI Securities to be issued to Penthouse on the Closing Date, will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

2.5

Financial Statements.

(a)

CCI has made available to Penthouse copies of its audited financial statements at December 31, 2001, 2002 and 2003 and for the three fiscal years then ended, and the unaudited financial statement as at March 31, 2004 and for the three months then ended (collectively, “CCI Financial Statements”).

(b)

Each set of financial statements (including, in each case, any related notes thereto) contained in the CCI Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).  Such financial statements fairly present the consolidated financial position of CCI as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

(c)

To the knowledge of CCI, except as disclosed in the consolidated financial statements contained in the CCI Financial Statements or on Schedule 2.05(c) hereof, there has been no CCI Material Adverse Effect in the financial condition, operations or business of CCI since March 31, 2004.

(d)

Except as otherwise disclosed in the consolidated financial statements contained in the CCI Financial Statements, CCI does not have any liabilities or obligations that would be required to be set forth in financial statements audited in accordance with GAAP.

2.6

Absence Of Certain Changes Or Events.  Since March 31, 2004, except as set forth in Schedule 2.06 to the CCI Disclosure Schedule:

(a)

there has not been (i) any CCI Material Adverse Effect or (ii) any damage, destruction, or loss to CCI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CCI;

(b)

CCI has not (i) amended its articles of incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CCI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $15,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)

CCI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CCI balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CCI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

(d)

to the best knowledge of CCI, CCI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of CCI; and

(e)

as at the date of this Agreement and as at the Closing Date, the aggregate CCI liabilities which would be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $75,000 in the aggregate.

2.7

Intellectual Property And Intangible Assets.  To the knowledge of CCI, CCI has full legal right, title and interest in and to all of the Intellectual Property utilized in the operation of its business.  No rights of any other person are violated by the use by CCI of any Intellectual Property.  None of the Intellectual Property utilized in the operation of the business of CCI has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of CCI, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

2.8

Approvals And Consents.  Except as shall be set forth in Schedule 2.08 to the CCI Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with CCI, is required by or with respect to CCI in connection with the execution and delivery of this Agreement or the consummation of the Transaction contemplated hereby, except as provided herein.

2.9

Litigation.  There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of CCI threatened against or affecting, CCI or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official which could have an CCI Material Adverse Effect.

2.10

Interested Party Transactions.  Except as set forth on Schedule 2.10 to the CCI Disclosure Schedule, CCI is not indebted to any officer or director of CCI (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such Person is indebted to CCI, except as disclosed in the reports filed with the Commission.

2.11

Compliance With Applicable Laws.   The business of CCI has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which both individually  and also in the aggregate have not had and are not reasonably likely to have an CCI Material Adverse Effect.  No investigation or review by any governmental entity with respect to CCI is pending or, to the knowledge of CCI after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, an CCI Material Adverse Effect.   CCI is a fully compliant reporting company under the Exchange Act, and has not been threatened or subject to delisting on any exchange on which it is traded.

2.12

No Undisclosed Liabilities.  There are no liabilities or debts of CCI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

2.13

Tax Returns And Payment.  CCI has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the CCI Financial Statements.   Except as disclosed in the CCI Financial Statements, there is no claim for Taxes that is a lien against the property of CCI other than liens for Taxes not yet due and payable, none of which Taxes is material.  CCI has not received notification of any audit of any Tax Return of CCI being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CCI which is currently in effect, and CCI is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the CCI Financial Statements.

2.14

Labor And Employment Matters  CCI is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of CCI, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of CCI who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the CCI, are any such efforts being conducted.  There is no pending or, to the knowledge of CCI, threatened labor dispute, strike or work stoppage which affects or which may affect the business of CCI, or which may interfere with its continued operations.  To the knowledge of CCI, neither CCI nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against CCI by or with the National Labor Relations Board or any representative thereof.  There has been no strike, walkout or work stoppage involving any of the employees or consultants of CCI during the twenty-four (24) months prior to the date hereof.  CCI has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.  CCI has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of CCI is any such claim threatened against CCI.  CCI is not a party to, or otherwise bound by, any order relating to its employees or employment practices.  CCI has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.  No current or former employee of CCI is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

2.15

Employee Benefits.  There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of CCI or which is sponsored, maintained or contributed to by CCI or to which CCI has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the “Employee Benefit Plan(s)”).

2.16

Environmental Laws.  iBid is in compliance with all Environmental Laws and has received no notice from any Governmental Authority of any actual or potential Environmental Claim or any Environmental Health and Safety Liabilities.

2.17

CCI SEC Reports.  All CCI SEC Reports are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  Since November 12, 2002, the filing of all CCI SEC Reports under the Exchange Act have been timely made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PENTHOUSE

Except as set forth in the Media Billing Disclosure Schedule, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to CCI, Penthouse hereby represents and warrants to CCI as of the date of this Agreement and as of the Closing Date (a) with respect to Penthouse, as applicable, and (b) with respect to Media Billing and iBill (collectively, the “iBill Companies”) as to all matters set forth in this Article III:

3.1

Organization, Standing And Power.  Penthouse is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida; each of the iBill Companies is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; each of Penthouse and the iBill Companies has all requisite power and authority to conduct its respective businesses as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Each of Penthouse and the iBill Companies is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on Penthouse or the applicable iBill Company or the iBill Business.

3.2

Capitalization.

(a)

The capitalization of Media Billing and iBill as set forth in Section 1.3 of this Agreement is true and accurate in all material respects.

(b)

 No Media Billing Equity has been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Media Billing Equity.  Media Billing has no Subsidiaries, other than iBill.

(c)

All outstanding Media Billing Equity is validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

3.3

Authority For Agreement.  The execution, delivery, and performance of this Agreement by Penthouse has been duly authorized by all necessary corporate action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of Penthouse enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.   The execution, delivery and performance of this Agreement and compliance with its provisions by Penthouse will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), Penthouse's Certificate of Incorporation or Bylaws, in each case as amended, or any indenture, lease, loan agreement or other agreement or instrument to which Penthouse is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to Penthouse except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Penthouse.  Except as set forth in Schedule 2.03 to the Media Billing Disclosure Schedule, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of Penthouse in connection with the execution, delivery and performance of this Agreement.

3.4

Media Billing Equity.  Penthouse is the record and beneficial owner of 99.5% of the Media Billing Equity and the Media Billing Managers are the record and beneficial owners of 0.5% of the Media Billing Equity.  On the Closing Date, each of the Media Billing Managers shall assign to Penthouse their entity aggregate 0.5% interests in the Media Billing Equity to enable Penthouse to deliver 100% of the Media Billing Equity to CCI at the Closing.

3.5

Financial Statements.

(a)

On or before the Closing Date, CCI will have received the audited financial statements of Internet Billing Company, LLC for (i) the twelve months ending December 31, 1999; (ii) the twelve months ending December 31, 2000; (iii) the twelve months ending December 31, 2001, together with an unqualified opinion expressed by Grant Thorton.  In addition, CCI will have received the audited financial statements of Intercept, Inc., the 100% member of iBill, for (i) the twelve months ending December 31, 2002; and (ii) the twelve months ending December 31, 2003, together with an unqualified opinion expressed by Deloitte and Touche.  CCI has heretofore received true and correct copies of the annual report of Intercept, Inc. as filed on Form 10-K with the US Securities and Exchange Commission for the periods ending December 31, 2002 and 2003.

(b)

On or before sixty (60) days following the Closing Date of the Media Billing Purchase, Penthouse shall (i) provide CCI with the audited financial statements for the iBill Business for the two fiscal years ended December 31, 2003 (the “Historical iBill Financial Statements”), and (ii) provide CCI with the unaudited financial statements for the iBill Business for the comparative quarters ended June 30, 2003 and June 30, 2004.  Penthouse shall made available to CCI true copies of the Historical iBill Financial Statements, and the unaudited financial statement of the iBill Companies as at June 30, 2003 and June 30, 2004 and for the respective three months then ended.   For ease of reference, all of the foregoing financial statements are hereinafter sometimes collectively referred to as the “iBill Financial Statements.”

(c)

Each of financial statements (including, in each case, any related notes thereto) contained in the iBill Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).  Such iBill Financial Statements fairly present the consolidated financial position of the relevant Person as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

(d)

To the knowledge of Penthouse, since March 31, 2004, except as otherwise disclosed in the applicable iBill Financial Statements or on Schedule 3.05 to the Media Billing Disclosure Schedule, there has been no Penthouse Material Adverse Effect or iBill Material Adverse Effect.

(e)

Except as otherwise disclosed in the applicable iBill Financial Statements or on Schedule 3.05 to the Media Billing Disclosure Schedule, the iBill Companies do not have any liabilities or obligations that would be required to be set forth in financial statements audited in accordance with GAAP.

3.6

Absence Of Certain Changes Or Events.  Since March 31, 2004, except as otherwise disclosed in the applicable iBill Financial Statements or on Schedule 3.06 to the Media Billing Disclosure Schedule:

(a)

there has not been (i) any Penthouse Material Adverse Effect or iBill Material Adverse Effect, or (ii) any damage, destruction, or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Penthouse or the iBill Companies;

(b)

the iBill Companies have not (i) amended its Articles of Organization;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;

(c)

Neither Penthouse, nor the iBill Companies has (i) waived any rights of value which in the aggregate are extraordinary or material in respect of the iBill Business; (ii) made any material change in its method of management, operation, or accounting for the iBill Business; (iii) entered into any other material transaction relative to the iBill Companies; (iv) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee of the iBill Companies; (v) increased the rate of compensation payable or to become payable by it to any of officers or employees of the iBill Companies whose monthly compensation exceeds $15,000; or (vi) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with officers, directors, or employees of the iBill Companies;

(d)

Except in connection with a proposed $5.0 million revolving line of credit for the iBill Companies and its negotiations with respect to the Plan Financings disclosed on Schedule 3.06 to the Media Billing Disclosure Schedule, Penthouse has not with respect to the iBill Companies (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Penthouse balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, in respect of the iBill Business; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);  and

(e)

to the best knowledge of Penthouse, none of the iBill Companies has become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, its business, operations, properties, assets, or financial condition.

3.7

Intellectual Property And Intangible Assets.  Except as set forth on Schedule 3.07 to the Media Billing Disclosure Schedule, to the knowledge of Penthouse, each of the iBill Companies has full legal right, title and interest in and to all of the Intellectual Property utilized in the operation of its business.  No rights of any other person are violated by the use by the iBill Companies of any Intellectual Property.  None of the Intellectual Property utilized in the operation of the business of the iBill Companies has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Penthouse, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

3.8

Approvals And Consents.  Except As Contemplated By This Agreement, No Consent, Waiver, Approval, Order Or Authorization Of, Or Registration, Declaration Or Filing With, Any Court, Administrative Agency Or Commission Or Other Federal, State, County, Local Or Other Foreign Governmental Authority, Instrumentality, Agency Or Commission Or Any Third Party, Including A Party To Any Agreement With Penthouse, Is Required By Or With Respect To Penthouse In Connection With The Execution And Delivery Of This Agreement Or The Consummation Of The Transaction Contemplated Hereby.

3.9

Litigation.  Except as disclosed in the Current Penthouse Draft Form 10-K or on Schedule 3.09 to the Media Billing Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Penthouse threatened against or affecting, any of the iBill Companies or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official which could have an Penthouse Material Adverse Effect.

3.10

Interested Party Transactions.  Except as disclosed in the Current Penthouse Draft Form 10-K or as set forth on Schedule 3.10 to the Media Billing Disclosure Schedule, none of the iBill Companies is indebted to any officer or director of the iBill Companies, Penthouse or any other Subsidiary of Penthouse (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such Person is indebted to Penthouse, except as disclosed in the reports filed with the Commission.

3.11

Compliance With Applicable Laws.   Except as disclosed in the Current Penthouse Draft Form 10-K or on Schedule 3.11 to the Media Billing Disclosure Schedule, neither the iBill Companies nor the iBill Business has been, or is being, conducted in violation of any Applicable Law, except for possible violations which both individually and in the aggregate have not had and are not reasonably likely to have an iBill Material Adverse Effect.  No investigation or review by any governmental entity with respect to the iBill Companies is pending or, to the knowledge of Penthouse after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, an iBill Material Adverse Effect.

3.12

No Undisclosed Liabilities.  There are no material undisclosed liabilities or debts of the iBill Companies, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt which have not been disclosed in this Agreement or in the Current Penthouse Draft Form 10-K.

3.13

Tax Returns And Payment.  All Tax Returns with respect to the iBill Companies required to be filed by has duly and timely filed and all Taxes shown thereon to be due have been paid, except as reflected in Schedule 3.13 to the Media Billing Disclosure Schedule.   Except as disclosed in Schedule 3.13 to the Media Billing Disclosure Schedule or in the applicable iBill Financial Statements, there is no claim for Taxes that is a lien against the property of the iBill Companies other than liens for Taxes not yet due and payable, none of which Taxes is material.  Penthouse has not received notification of any audit of any Tax Return of the iBill Companies being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Penthouse which is currently in effect, and the iBill Companies are not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the applicable iBill Financial Statements.

3.14

Labor And Employment Matters.  None of the iBill Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Penthouse, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of the iBill Companies  who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Penthouse, are any such efforts being conducted.  There is no pending or, to the knowledge of Penthouse, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the iBill Companies, or which may interfere with its continued operations.  To the knowledge of Penthouse, neither Penthouse, any other iBill Companies nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Penthouse by or with the National Labor Relations Board or any representative thereof.  There has been no strike, walkout or work stoppage involving any of the employees or consultants of iBill Companies during the twenty-four (24) months prior to the date hereof.  Each of the iBill Companies has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.  Penthouse has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Penthouse is any such claim threatened against any of the iBill Companies.  The iBill Companies are not a party to, or otherwise bound by, any order relating to its employees or employment practices.  The iBill Companies have paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

3.15

Employee Benefits.  There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of Penthouse or which is sponsored, maintained or contributed to by any iBill Companies or to which such iBill Companies has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the “Employee Benefit Plan(s)”).

3.16

Business; Liabilities.  The iBill Business of the iBill Companies is fully described in the Current Penthouse Draft Form 10-K.

3.17

Environmental Laws.  Except where non-compliance would not have an iBill Material Adverse Effect, each of the iBill Companies is in compliance with all Environmental Laws and has received no notice from any Governmental Authority of any actual or potential Environmental Claim or any Environmental Health and Safety Liabilities.

3.18

Penthouse SEC Reports.  Except as otherwise disclosed in the Current Penthouse Draft Form 10-K, all Penthouse SEC Reports are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

4.1

Conduct Of Business Of The Ibill Companies Pending Closing.  Penthouse covenants and agrees that, during the period from the date of this Agreement until the Closing Date, it will take such steps as lie within its powers to insure that the iBill Companies conduct the iBill Business only as presently operated and solely in the ordinary course, and consistent with such operation.  In addition to the foregoing and, in connection therewith, Penthouse undertakes that it shall take such steps as lie within its powers to insure that the iBill Companies do not, without the prior written consent of CCI, do any of the following:

(a)

amend or restate its Articles of Organization or operating agreement;

(b)

pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

merge or consolidate either of the iBill Companies with any other Person or acquire or agree to acquire the assets or securities or any other Person, other than CCI;

(d)

issue any equity interests in either of the iBill Companies or any other securities convertible or exercisable or exchangeable for equity interests in either of the iBill Companies;

(e)

sell, transfer, or otherwise dispose of all or substantially all of the assets required for the operation of the iBill Business;

(f)

create, incur, assume, or guarantee any indebtedness for money borrowed or other securities that are convertible into members interest or other equity of either Media Billing or iBill, or issue options, warrants or other securities that are exercisable or exchangeable for members interest or other equity of either Media Billing or iBill;

(g)

other than with respect to a maximum $5.0 million working capital line of credit, create, incur, assume or guarantee any material indebtedness for money borrowed by either Media Billing or the iBill Companies, except in the ordinary course of the iBill Business, or create or suffer to exist any mortgage, lien or other encumbrance on any of  the material assets of the iBill Companies, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or any amendments or modifications to such agreements;

(h)

fail to notify CCI immediately in the event of any material loss of or damage to any of the material assets of the iBill Companies or any other iBill Material Adverse Effect;

(i)

fail to pay premiums in respect of all present insurance coverage on the iBill Companies of the types and in the amounts as are in effect as of the date of this Agreement;

(j)

fail to seek to preserve the present material employees, reputation and business organization of the iBill Companies or their relationship with its significant clients and others having business dealings with them;

(k)

fail to use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to the iBill Business, operations or assets where such violation would have an iBill Material Adverse Effect;

(l)

terminate or waive any material right of substantial value other than in the ordinary course of business;

(m)

except for contracts entered into in the ordinary course of the business of the iBill Companies, enter into any material contract or commitment;

(n)

change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise; or

(o)

fail to comply with the terms and conditions of this Agreement.

4.2

Conduct Of Business of CCI Pending Closing.  CCI covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CCI shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing of the Media Billing Purchase pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith.  In addition, CCI covenants and agrees that, without the prior written consent of Penthouse, neither CCI shall directly nor permit any CCI Subsidiary to:

(a)

amend or restate its Certificate of Incorporation or Bylaws;

(b)

pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

merge or consolidate with any other Person or acquire or agree to acquire the assets, securities or business of any other Person;

(d)

issue any shares of its capital stock or any notes, debentures or other securities convertible into shares of capital stock, or grant any options, warrants or other rights entitling the holder(s) to purchase or otherwise receive shares of capital stock of CCI or any Subsidiary;

(e)

create, incur, assume, or guarantee any indebtedness for money borrowed, or create or suffer to exist any mortgage or other Lien on any of its assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement;

(f)

make any capital expenditure or series of capital expenditures;

(g)

declare or pay any dividends on or make any distribution of any kind with respect to the CCI Common Stock or any CCI Preferred Stock;

(h)

fail to pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

(i)

fail to preserve the present employees, reputation and business organization of CCI and CCI’s relationship with its clients and others having business dealings with it;

(j)

change its outstanding capital stock or issue any  shares or take any action affecting the capitalization of CCI;

(k)

fail to use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to CCI’s business or operations where such violation could have an CCI  Material Adverse Effect;

(l)

grant any severance or termination pay to any director, officer or any other employees of CCI, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

(m)

change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

(n)

terminate or waive any right of substantial value other than in the ordinary course of business;

(o)

enter into any material contract or commitment;

(a)

sell, transfer or otherwise dispose of any assets;

(q)

fail to notify Penthouse immediately in the event of any material loss of or damage to any of CCI’s assets; or

(r)

fail to comply with the terms of this Agreement.

4.3

Operation Of The Ibill Companies Following The Closing.  Following the Closing of the Media Billing Purchase, the iBill Business shall continue be operated and managed solely by Charles L. Samel, one of the Media Billing Managers, and the existing iBill management, or by other Persons designated solely by Penthouse or the Series D Preferred Designees on the CCI Boards; provided, however, that until December 31, 2005, neither CCI shall cause, nor shall CCI or the Media Billing Managers or Series D Preferred Designees permit either of the iBill Companies to do, any of the following, without, in each case, the prior written approval or consent of (i) all Series D Preferred Designees on the CCI Boards, and (ii) a majority of the remaining members of the applicable CCI Boards (defined below):

(a)

amend or restate it and General Media subsidiaries of Penthouses Articles of Organization or operating agreement;

(b)

pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business consistent with past practice, or as otherwise provided in any contracts or agreements with any such employees;

(c)

merge or consolidate either of the iBill Companies with any other Person or acquire or agree to acquire the assets or securities or any other Person, other than CCI;

(d)

issue any equity interests in either of the iBill Companies or any other securities convertible or exercisable or exchangeable for equity interests in either of the iBill Companies;

(e)

sell, transfer, or otherwise dispose of all or substantially all of the assets required for the operation of the iBill Business, except in the ordinary course of business, consistent with past practices;

(f)

create, incur, assume, or guarantee any indebtedness for money borrowed or other securities that are convertible into members interest or other equity of either Media Billing or iBill, or issue options, warrants or other securities that are exercisable or exchangeable for members interest or other equity of either Media Billing or iBill;

(g)

other than with respect to a maximum $5.0 million working capital line of credit, create, incur, assume or guarantee any material indebtedness for money borrowed by either Media Billing or the iBill Companies, except in the ordinary course of the iBill Business, or create or suffer to exist any mortgage, lien or other encumbrance on any of  the material assets of the iBill Companies, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or any amendments or modifications to such agreements;

(h)

fail to notify CCI immediately in the event of any material loss of or damage to any of the material assets of the iBill Companies or any other iBill Material Adverse Effect;

(i)

fail to pay premiums in respect of all present insurance coverage on the iBill Companies of the types and in the amounts as are in effect as of the date of this Agreement;

(j)

fail to seek to preserve the present material employees, reputation and business organization of the iBill Companies or their relationship with its significant clients and others having business dealings with them;

(k)

fail to use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to the iBill Business, operations or assets where such violation would have an iBill Material Adverse Effect;

(l)

terminate or waive any material right of substantial value other than in the ordinary course of business;

(m)

except for contracts entered into in the ordinary course of the business of the iBill Companies, enter into any material contract or commitment;

(n)

change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise; or

(o)

fail to comply with the terms of this Agreement.

4.4

The CCI Boards.

On the Closing Date the board of directors of CCI (the “CCI Board of Directors”) and each of its consolidated Subsidiaries (collectively, with the CCI Board of Directors, the “CCI Boards” (other than Foster Sports, Inc. and IBid America, Inc.)) shall consist of six (6) Persons, of which (i) a Person designated by Penthouse shall constitute one (1) member of the CCI Boards; (ii) Persons designated by the existing management of CCI shall constitute two (2)  members of the CCI Boards, and (iii) three (3) members of the CCI Boards shall be independent directors within the meaning of the Sarbanes-Oxley Act of 2002.

4.5

CCI Stockholders Consent; Information Statements And Amex Approval.

(a)

On the Closing Date and simultaneous with the Media Billing Purchase, CCI and the CCI Principal Stockholders shall deliver to Persons designated by Penthouse their irrevocable consents and proxies coupled with an interest in the form of Exhibit C-2 annexed hereto (the “CCI Stockholder Consents”), duly executed by the holders of a majority of the issued and outstanding shares of CCI Common Stock and (to the extent they are entitled vote) CCI Preferred Stock (the “CCI Majority Stockholders”), pursuant to which such CCI Majority Stockholders shall irrevocably consent to and/or agree to vote all of their shares of CCI Common Stock and CCI Preferred Stock IN FAVOR OF all of the following matters:

(i)

the Media Billing Purchase;

(ii)

the issuance of all shares of CCI Closing Date Common Stock and all shares of CCI Series D Preferred Stock to Penthouse in connection with the Media Billing Purchase;

(iii)

the amendment of the CCI certificate of incorporation to, among other things, increase the authorized CCI Common Stock from 30,000,000 shares to 300,000,000 shares of CCI Common Stock; and

(iv)

further amending the CCI certificate of incorporation to change the corporate name of CCI from Care Concepts I, Inc. to such other name as shall be selected by the CCI Board of Directors.

(b)

Promptly following the Closing Date of the Media Billing Purchase, CCI shall, in cooperation with Penthouse and its counsel, promptly prepare and file with the Commission a Form 14C Information Statement disclosing the purchase of the Media Billing Equity, the CCI Stockholder Consents and the other proposed transactions contemplated hereby (the “CCI Information Statement”), and cause such CCI Information Statement to mailed to all stockholders of CCI as soon as practicable thereafter.  Following the requisite waiting period, CCI shall file an amendment to its Certificate of Incorporation as contemplated by Section 4.05(a) above.

(c)

Prior to the Closing Date of the Media Billing Purchase, CCI shall undertake to obtain the approval by the AMEX for:

(i)

the purchase by CCI of the Media Billing Equity;

(ii)

the issuance of all shares of CCI Closing Date Common Stock and CCI Series D Preferred Stock to Penthouse in connection with the Media Billing Purchase;  and

(iii)

the other transactions, if any, contemplated by this Agreement.

4.6

Announcements.  No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law or securities regulation.  Notwithstanding anything in this Section 4.04 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

4.7

Penthouse Majority Stockholder Consent; Information Statement Or Stockholders Meeting.

(a)

On the Closing Date and simultaneous with the Media Billing Purchase, Penthouse shall deliver to CCI, the irrevocable consent and proxy coupled with an interest (the “Penthouse Majority Stockholder Consent”), duly executed by the Penthouse Majority Stockholder, pursuant to which such Penthouse Majority Stockholder shall (subject at all times to the exercise of the fiduciary duties of its Affiliate or representatives, as contemplated by Section 4.10 hereof) irrevocably consent to and/or agree to vote all of its shares of Penthouse Common Stock and Penthouse Series C Preferred Stock IN FAVOR OF the purchase by CCI of the Media Billing Equity and the issuance of the CCI Securities contemplated by this Agreement.

(b)

Promptly following the Closing Date of the Media Billing Purchase, Penthouse shall, in cooperation with CCI and its counsel, promptly prepare and file with the Commission a Form 14C Information Statement disclosing the purchase of the Media Billing Equity, the CCI Stockholder Consents and the other proposed transactions contemplated hereby (the “Penthouse Information Statement”), and cause such Penthouse Information Statement to mailed to all stockholders of Penthouse as soon as practicable thereafter.

4.8

Expenses.  From and after the Closing Date of the Media Billing Purchase, Penthouse shall be responsible to pay or reimburse CCI for its expenses (including professional fees, costs of listing shares of CCI Common Stock on the AMEX and the cost of the Fairness Opinions contemplated hereby) associated with consummation of the Media Billing Purchase; provided, that all of such costs and expenses shall be approved in advance by Penthouse prior to their incurrence by CCI.  In such connection, Penthouse has paid to Adorno and Yoss, LLP, counsel to CCI the sum of $25,000 in connection with such anticipated expenses.

4.9

Access To Information.

(a)

Inspection by Penthouse.  CCI will make available for inspection by Penthouse and its advisers, during normal business hours and in a manner so as not to interfere with normal business operations, all of CCI’s records (including tax records), books of account, premises, contracts and all other documents in CCI’s possession or control that are reasonably requested by Penthouse or its advisers to inspect and examine the business and affairs of CCI.  CCI will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Penthouse and its representatives concerning the financial condition, business and affairs of CCI.  Penthouse and the Penthouse Majority Stockholder will treat and hold as confidential any information they receive from CCI in the course of the reviews contemplated by this Section 4.09(a).  No examination by Penthouse, the Penthouse Majority Stockholder or their representatives will, however, constitute a waiver or relinquishment by Penthouse or the Penthouse Majority Stockholder of its rights to rely on CCI’s covenants, representations and warranties made herein or pursuant hereto.

(b)

Inspection by CCI.  Penthouse will make available for inspection by CCI, during normal business hours and in a manner so as not to interfere with normal business operations, all of Penthouse’s records (including tax records), books of account, premises, contracts and all other documents in the iBill Companies’ possession or control that are reasonably requested by CCI to inspect and examine the business and affairs of Penthouse and the other iBill Companies.  Penthouse will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of CCI concerning the business and affairs of Penthouse and the iBill Companies.  CCI will treat and hold as confidential any information they receive from Penthouse and the iBill Companies in the course of the reviews contemplated by this Section 4.09(b).  No examination by CCI will, however, constitute a waiver or relinquishment by CCI of its rights to rely on Penthouse’s covenants, representations and warranties made herein or pursuant hereto.

4.10

Approvals By Principal Stockholders; Fiduciary Duties.  By their execution and delivery of this Agreement, each of Molina, the Penthouse Majority Stockholder and the CCI Principal Stockholders do hereby approve, adopt and ratify this Agreement, the Media Billing Purchase and the related transactions contemplated hereby and pursuant to all exhibits hereto, subject at all times to the terms and conditions contained herein.

4.11

Lock Up Agreement.  On the Closing Date of the Media Billing Purchase, each of the Penthouse Majority Stockholder and the CCI Principal Stockholders shall execute and deliver to CCI an agreement with respect to resales of all shares of CCI Common Stock issued and issuable in connection with the transactions contemplated hereby, all in the form of Exhibit D annexed hereto and made a part hereof (the “CCI Lock-up Agreement”).

4.12

Finders Fee.  On the Closing Date of the Media Billing Purchase, CCI will issue as a finders fee to the Persons listed on Schedule 4.12 to the CCI Disclosure Schedule, 40,000 shares of newly authorized Series E preferred stock, $0.001 par value per share (the “CCI Series E Preferred Stock”); which Series E Preferred Stock shall (a) have a liquidation preference of $100.00 per share, and (b) at the Conversion Date of the Series D Preferred Stock be automatically converted into 4,000,000 shares of CCI Common Stock.  The rights and privileges of the Series E Preferred Stock shall be in form and substance reasonably acceptable to counsel to CCI and Penthouse.

4.13

Certificates of Designation.  On the Closing Date of its purchase of the Media Billing Equity, CCI shall cause to be filed with the Secretary of State of the State of Delaware, the CCI Series D Preferred Certificate of Designation and the Certificate of Designation for the Series E Preferred Stock.

4.14

Calculation of EBITDA.

(a)

Promptly following each of December 31, 2004 and December 31, 2005, CCI shall engage Markum & Kligman, LLC, Stonefield Josephson & Company, or another recognized firm of independent accountants mutually acceptable to the CCI Boards (the “Auditors”) to audit in accordance with GAAP the consolidated financial statements of Media Billing and its iBill Subsidiary as at December 31, 2004 and December 31, 2005 and for the respective twelve months then ended, including therein, the consolidated balance sheet, statement of income and statement of cash flows of such Person(s) as at December 31, 2004, December 31, 2005 and for the applicable twelve months then ended (respectively, the “Fiscal 2004 Financial Statements” and “Fiscal 2005 Financial Statements”).  The Auditors shall undertake to deliver the Fiscal 2004 and Fiscal 2005 Financial Statements to each of Penthouse and CCI by not later than March 31, 2005 (as to the Fiscal 2004 Financial Statements) and March 31, 2006 (as to the Fiscal 2005 Financial Statements.  In addition to the Financial Statements, the Auditors shall provide the boards of directors of each of CCI and Penthouse with the EBITDA Calculation of the Fiscal 2004 EBITDA of iBill and the EBITDA Calculation of the Fiscal 2005 EBITDA of iBill which shall be derived from the statement of income contained in the Fiscal 2004 Financial Statements and Fiscal 2005 Financial Statements.

(b)

Upon request of Penthouse, and subject only to the execution of such customary non-disclosure and related agreements as may be reasonably requested by the Auditors, CCI shall instruct the Auditors to provide Penthouse with copies of all of the work papers and files prepared or reviewed by the Auditors in connection with preparation of the Fiscal 2004 Financial Statements and the Fiscal 2004 EBITDA Calculation and the Fiscal 2005 Financial Statements and the Fiscal 2005 EBITDA Calculation.   In the event, that either Penthouse or CCI or their representatives shall dispute or disagree with either the Fiscal 2004 EBITDA Calculation or the Fiscal 2005 EBITDA Calculation of such Person(s), the Party so disputing or disagreeing shall notify the other Party or Parties in writing not later than thirty (30) days following receipt of the relevant EBITDA Calculation, specifying in such written notice (the “Dispute Notice”) the nature and amount of any such disputed items; it being understood that any items in the relevant EBITDA Calculation not timely disputed by a disputing Party shall be deemed, for all purposes, acceptable to such disputing Party, and may not be subsequently disputed by such Party.  In the event that a disputing Party or Parties shall fail to timely submit a Dispute Notice in accordance with this Section 4.14(b), the relevant EBITDA Calculation prepared by the Auditors shall be deemed, for all purposes, to be final and binding on all Parties to this Agreement.

(c)

In the event that a disputing Party shall timely submit a Dispute Notice and the issues raised therein cannot be resolved by mutual agreement among the Parties, within thirty (30) days from the date a Dispute Notice shall be given, the disputing Party may submit the disputed issues or items contained in the relevant EBITDA Calculation to final and binding arbitration to be conducted by, and in accordance with the then obtaining rules of, the American Arbitration Association in Miami, Florida before a representative of either Ernst & Young or Deloitte & Touche (the “Arbitrating Accountants”).  So long as the Arbitrating Accountants do not exceed their authority as provided in this Section 4.14, the decision and award of the Arbitrating Accountant shall be final and binding upon all parties hereto and may be enforced in any court of competent jurisdiction.

(d)

At such time as (i) the relevant EBITDA Calculation shall be mutually agreed upon by CCI and Penthouse or, (ii) if the subject of a Dispute Notice, such EBITDA Calculation shall be finally determined by the Arbitrating Accountants from which determination no appeal has or can be taken, for all purposes of this Agreement such EBITDA Calculation shall be deemed final and binding upon the Parties.  In such event, such EBITDA Calculation, as the same may have been adjusted or modified, as aforesaid (the “Final EBITDA Calculation”) shall serve as the basis for the final Conversion Percentage and total number of shares of Fully-Diluted CCI Common Stock into which the Series D Preferred Stock shall be converted pursuant to Section 1.5(e) of this Agreement and the CCI Series D Preferred Stock Certificate of Designations.

(e)

Unless such Conversion Date shall have occurred earlier by reason of the Final EBITDA Calculation of the Fiscal 2004 EBIDTA of iBill reflecting a Fiscal 2004 EBITDA of $6.5 million or more, the date on which the Final EBITDA Calculation of the Fiscal 2005 EBITDA of iBill shall be determined, as set forth herein, shall be the “Conversion Date” for purposes of the automatic conversion of the Series D Preferred Stock into CCI Common Stock.

(f)

By a date that shall be not later than ten (10) days following determination of the Final EBITDA Calculation (i) Penthouse shall deliver all shares of Series D Preferred Stock to the transfer agent of CCI for conversion into CCI Common Stock and (ii) CCI shall instruct the transfer agent of CCI deliver to Penthouse the appropriate number of shares of CCI Common Stock resulting from such conversion.

4.15

Operation Of Existing CCI Subsidiaries; Right Of First Refusal.

(a)

Subject to the right of the members of the CCI Boards to exercise their fiduciary responsibilities in connection with the management thereof, the existing operating Subsidiaries of CCI prior to the Closing Date identified on Schedule 2.01 to the CCI Disclosure Schedule (the “Existing CCI Subsidiaries”) shall at all times following the Closing Date, be managed by their existing executive officers and only in the ordinary course of their respective businesses, consistent with the covenants set forth in Section 4.02 above.  Notwithstanding the foregoing, the Existing Ibid Subsidiaries shall be able to operate in the ordinary course of business for a period of at least one year from the date of the conversion of Series D Preferred Stock.

(b)

In the event that CCI or the CCI Boards shall elect to sell the assets or securities of any of the Existing CCI Subsidiaries, the executive officers of such Existing CCI Subsidiaries or their Affiliates or designees shall be granted a sixty (60) day right of first refusal to purchase such Existing CCI Subsidiaries at a purchase price mutually agreed upon by the applicable CCI Board(s) and such executive officers or their designee(s), or, at the sole option of the applicable CCI Board(s), at such price determined by an independent investment banking firm engaged by CCI for such purpose.

ARTICLE V

CONDITIONS TO MEDIA BILLING PURCHASE

5.1

Conditions Precedent to Obligations of CCI.  Consummation of the purchase of the Media Billing Equity on the Closing Date by CCI and issuance of the CCI Securities to Penthouse is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)

The representations and warranties of Penthouse contained in Article III hereof (with specific reference, inclusive of the Media Billing Disclosure Schedule) shall be true and correct as of the Agreement

Date and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

(b)

Penthouse shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Closing Date, including all covenants and agreements on its part to be performed, as set forth in Article IV above.

(c)

Penthouse shall have made the deliveries required to be made in Section 1.7 above.

(d)

on or before July 31, 2004, CCI shall have received an opinion from an investment banking firm or other business evaluation firm mutually acceptable to CCI and Penthouse, addressed to the board of directors of CCI, to the effect that the Media Billing Purchase and related transactions contemplated by this Agreement are fair to the stockholders of CCI from a financial point of view (the “Media Billing Fairness Opinion”);

(e)

The AMEX shall have raised no objections to this Agreement or the consummation of the transactions contemplated hereby;

(f)

If and to the extent that final Media Billing Disclosure Schedules shall not have been delivered, all such Media Billing Disclosure Schedules shall have been completed and shall be approved by CCI; and

(g)

There shall not have occurred since March 31, 2004, any iBill Material Adverse Effect, other than as disclosed in the Media Billing Disclosure Schedule or the Current Penthouse Draft Form 10-K.

5.2

Conditions Precedent to Obligations of Penthouse.  Consummation of the Transfer by Penthouse of the Media Billing Equity to CCI is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)

The representations and warranties of CCI contained in Article II hereof (with specific reference, inclusive of the CCI Disclosure Schedule) shall be true and correct as of the Agreement Date and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date;

(b)

CCI shall have complied in all material respects with all obligations, agreements and covenants required to be performed by them or it hereunder prior to or on the Closing Date of the Transaction, including all covenants and agreements on their part to be performed, as set forth in Article IV above;

(c)

CCI shall have made the deliveries required to be made in Section 1.8 above;

(d)

If and to the extent that final CCI Disclosure Schedules shall not have been delivered, all such CCI Disclosure Schedules shall have been completed and shall be approved by Penthouse;  and

(e)

There shall not have occurred any CCI Material Adverse Effect.

ARTICLE VI

MISCELLANEOUS

6.1

Termination.  The Parties may terminate this Agreement as provided below:

(a)

CCI and Penthouse may terminate this Agreement by mutual written agreement at any time prior to the Closing of the purchase of the Media Billing Equity contemplated by Section 1 hereof.

(b)

CCI may terminate this Agreement by giving written notice to Penthouse at any time prior to the Closing (i) if Penthouse or the Penthouse Majority Stockholder has breached any material representation,

warranty, or covenant contained in this Agreement, CCI has notified Penthouse in writing of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach (ii) if all of the conditions to CCI’s obligations to consummate the Closing shall not have been satisfied by September 30, 2004 (the “Outside Closing Date”), or (iii) if the Closing of the purchase of the Media Billing Equity shall not have occurred on or before the Outside Closing Date, unless the failure results primarily from CCI or any of the CCI Principal Stockholders itself or themselves breaching any material representation, warranty, or covenant on its or his part to be observed or performed that is contained in this Agreement.

(c)

Penthouse may terminate this Agreement by giving written notice to CCI at any time prior to the Closing (i) if CCI or any of the CCI Principal Stockholders have breached any material representation, warranty, or covenant contained in this Agreement, Penthouse has notified CCI in writing of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach (ii) if all of the conditions to Penthouse’s obligations to consummate the Closing shall not have been satisfied by the Outside Closing Date, or (iii) if the Closing shall not have occurred on or before the Outside Closing Date, unless the failure results primarily from Penthouse or the Penthouse Majority Stockholder wishing to exercise the right of termination themselves breaching any representation, warranty, or covenant on their part to be observed or performed that is contained in this Agreement.

6.2

Effect of Termination.

(a)

If any Party terminates this Agreement pursuant to Section 6.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, that Penthouse shall be obligated following such termination to pay the fees specified in Section 4.08 of this Agreement.

(b)

As a material inducement to CCI and Penthouse and the Penthouse Majority Stockholder entering into this Agreement, each such Party and each of the other Parties hereby agrees that, notwithstanding anything contained elsewhere in this Agreement, if this Agreement is terminated prior to Closing due to any Party’s breach, the non-breaching Party or Parties’ shall have no adequate remedy at law.  Accordingly, in addition to any claim for monetary damages, the non-breaching Party or Parties shall have the right to seek specific enforcement of this Agreement.

6.3

Entire Agreement, Survival.

(a)

This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersede any previous agreements made or existing between the Parties or any of them before or simultaneously with this Agreement and relating to the subject matter of this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement).

(b)

Each of the Parties acknowledges and agrees that on entering into this Agreement, and the documents referred to herein, does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

(c)

Except as otherwise permitted by this Agreement no change to its terms shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

6.4

Jurisdiction and Governing Law.

(a)

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

(b)

Irrespective of conflict of law or choice of law issues or provisions, each of the Parties hereby submit to the exclusive jurisdiction of the courts of Florida for all purposes in connection with this Agreement.

6.5

Schedules; Tables of Contents and Headings, Notices.  Any section of the Disclosure Schedule required to be attached and not attached to this Agreement on the Agreement Date shall be deemed to have been attached thereto with the following thereon: “None.” The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally (including by confirmed legible facsimile transmission and contemporaneous first-class mailing for overnight delivery), (b) delivered by a responsible overnight courier service, or (b) five business days after being deposited first class, or airmail class if to a different country, in the mails, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision).

6.6

Separability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.7

Miscellaneous Provisions.

(a)

 Subject and without prejudice to Section 6.2(a), all rights and remedies of any Party under any provision of this Agreement shall be in addition to any other rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief, including specific performance), all rights and remedies contemplated in the preceding part of this sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

(b)

Any Party may waive compliance by another with any of the provisions of this Agreement provided that (i) no waiver of any provision shall be construed as a waiver of any other provision, (ii) any waiver must be in writing and shall be strictly construed, and (iii) a waiver in any one instance shall not be deemed a waiver in any subsequent instance.

(c)

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  The provisions of this Agreement (i) are for the sole benefit of the Parties, and (ii) shall not create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement and consequently no term of this Agreement is enforceable by any Person who is not a party to it.  No assignment of this Agreement or of any rights or obligations hereunder, and no declaration of trust in respect of any such rights or the benefit of this Agreement, may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment or declaration of trust without the required consent shall be void.

(d)

This Agreement may be executed via fax and in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

6.8

Indemnification.

Penthouse shall indemnify and hold harmless CCI, its stockholders, controlling persons and affiliates for any loss, liability, claim, damage or expense arising from or in connection with any and all transactions arising out of the Membership Interest Purchase Agreement between Media Billing Company, LLC, Internet Billing Company, LLC and InterCept, Inc.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CARE CONCEPTS I, INC.

By:________________________________________

Name:

Gary Spaniak, Jr.

Title:

President

By:________________________________________

Name:

Steve Markley

Title:

Chief Executive Officer

PENTHOUSE INTERNATIONAL, INC.

By:__________________________________________

Charles L. Samel,

Executive Vice President

MEDIA BILLING, LLC

By:________________________________________

Name:

Charles Samel

Title:

Manager

CHARLES L. SAMEL

By:__________________________________________

Charles L. Samel, an individual

JASON GALANIS.

By:___________________________________________

Jason Galanis,, an individual,  as co- trustee of

The Molina-Vector Investment Trust

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF

CARE CONCEPTS I, INC.

a Delaware corporation

The undersigned, Steve Markley and Gary Spaniak, Jr., do hereby certify that:

1.

They are the President and Secretary, respectively, of CARE CONCEPTS I, INC., a corporation organized and existing under the Delaware General Corporation Law (“DGCL”) of the State of Delaware (the “Corporation”).

2.

Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the DGCL, the Board of Directors of the Corporation, pursuant to meetings held July 22, 2004 and August 26, 2004, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series D Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

1.

Definitions.  For the purposes of this Certificate of Designation and in addition to other terms defined herein, the following definitions shall apply:

Affiliate means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. “Control” “controlled by” and “under common control with”, as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“AMEX” shall mean the American Stock Exchange, Inc.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Corporation.

“Business Day” means any day, Monday through Friday, on which U.S. federally chartered banks are open for business in New York, New York, and Fort Lauderdale, Florida.

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“Closing” shall mean the consummation by the Corporation of the Media Billing Purchase.

“Closing Date” shall mean the date and time as of which the Closing actually takes place.

“Closing Date Common Stock” shall mean such number of shares of Common Stock as shall represent on the Closing Date 19,9% of aggregate number of issued and outstanding shares of Common Stock of the Corporation as at the Closing Date immediately prior to giving effect to such issuance.

“Code” shall mean the United States Internal Revenue Code.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean the authorized common stock, $.001 par value per share, of the Corporation.

“Common Stock Equivalent” shall mean any issued and outstanding notes, debentures or Preferred Stock that is convertible into shares of Common Stock, any options, warrants or securities exercisable for shares of Common Stock, or other rights entitling the holder to purchase Common Stock or exchange property or other assets for Common Stock.

“Conversion Date” shall mean the date of automatic conversion of the Series D Preferred Stock into CCI Common Stock, which date shall be the date on which the Final EBITDA Calculation of the Fiscal 2004 EBITDA or Fiscal 2005 EBITDA of iBill shall be determined, as contemplated by Section 4.14(e) of the Securities Purchase Agreement; provided, that (a) all Required Media Billing Purchase Approvals shall have been obtained, and (b) if the Final EBITDA Calculation of the Fiscal 2004 EBITDA shall reflect an actual Fiscal 2004 EBITDA of iBill of $6.5 million or more, the Conversion Date shall be the date upon which such Final EBITDA Calculation of the Fiscal 2004 EBITDA of iBill shall have been delivered or agreed upon.

“Corporation Securities” means the collective reference to (a) the Closing Date Common Stock, and (b) 330,000 shares of the Series D Preferred Stock.

“DGCL” shall mean the Delaware General Corporation Law, as amended,

“EBITDA” shall mean with respect to any one or more Persons, (a) the net income after taxes of such Person(s) for the applicable fiscal period in question, as determined in accordance with GAAP, plus (b) without duplication for such fiscal period the sum of (1) all taxes on the income of such Person(s), (ii) all interest expense deducted in determining the net income of such Person(s), (iii) all deductions for depreciation, amortization and other non-cash charges, including good-will or impairment charges, and (iv) other deductions for extraordinary or non-recurring charges.

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“EBITDA Calculation” shall mean the calculation of the Fiscal 2004 EBITDA and/or Fiscal 2005 EBITDA of the relevant Person or Persons, as reviewed or audited by Markum & Kligman, LLC, Stonefleld Josephson & Company, or another recognized firm of independent accountants mutually acceptable to the respective boards of directors of each of Corporation and Penthouse.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any successor law.

“Fiscal 2004 EBITDA” shall mean the EBITDA of iBill for the twelve consecutive month period that commenced on January 1, 2004 and will end on December 31, 2004.

“Fiscal 2005 EBITDA” shall mean the EBITDA of iBill for the twelve consecutive month period that will commence on January 1, 2005 and will end on December 31, 2005.

“Fully-Diluted Common Stock” means, at any applicable point in time, the issued and outstanding shares of Common Stock of the Corporation, on a fully-diluted basis, after giving effect to (i) all issued and outstanding shares of Common Stock, (ii) the conversion into Common Stock of all issued and outstanding shares of Preferred Stock, (iii) all shares of Common Stock issuable upon exercise of any outstanding options, warrants or other rights to purchase Common Stock, and/or (iv) all shares of Common Stock issuable upon conversion of any outstanding notes, debentures, preferred stock, or other securities convertible into or exchangeable for shares of Common Stock.

“GAAP” means generally accepted United States accounting principles in effect from time to time.

“Governmental Authority” shall mean any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, or any other country or any provincial, state, local, county, city or other political subdivision.

“Holder(s)” shall mean the individual or collective reference to Penthouse and any other holder(s) of the Series D Preferred Stock.

“iBill” shall mean Internet Billing Company, LLC, a Georgia Limited Liability company.

“Law” shall mean any United States, state or local (including common law) statute, code, directive, ordinance, rule, regulation or other requirement.

“Media Billing” shall mean Media Billing Company, L.L.C., a New York limited liability company.

“Media Billing Equity” shall mean 100% of the members interests in Media Billing.

“Media Billing Purchase” shall mean the consummation of the purchase by Corporation of the Media Billing Equity in exchange for the Corporation Securities.

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“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

“Preferred Stock” shall mean the authorized preferred stock, $.001 par value per share, of the Corporation.

“Proceeding” shall mean any claim, action, investigation, arbitration, litigation or other judicial, administrative or regulatory proceeding.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Required Media Billing Purchase Approvals” shall mean the occurrence of all of the following (i) the Media Billing Purchase and the conversion of the Corporation Series D Preferred Stock shall have been approved or consented to by the requisite holders of’ a majority of the outstanding Common Stock of the Corporation, (ii) all necessary filings with the Commission and mailings to the Corporation’s stockholders shall have been made, and (iii) the conversion of the Corporation’s Series D Preferred Stock shall be permitted by the AMEX.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor law.

“Securities Purchase Agreement” means that certain securities purchase agreement, dated July 13, 2004, as amended July 26, 2004, among the Corporation and Penthouse.

“Series B Preferred Stock” shall mean the 10,000 authorized shares of Series B Preferred Stock of the Corporation.

“Series C Preferred Stock” shall mean the 45,000 authorized shares of Series C Preferred Stock of the Corporation.

“Series D Preferred Stock” shall mean the 330,000 shares of Series D Preferred Stock of the Corporation to be authorized pursuant to this Series D Preferred Certificate of Designations.

“Series D Preferred Stock Certificate of Designations” shall mean this Certificate of Designation.

“Series D Preferred Designee” shall mean the Person who shall be designated by the Holder(s) of the Series D Preferred Stock to serve as a member of the board of directors of the Corporation and each of its direct and indirect Subsidiaries.

“Stated Value” shall mean the $100.00 per share stated value payable in respect of each of the authorized and issued series of the Series D Preferred Stock of the Corporation, as applicable, in connection with any Liquidation Event (as hereinafter defined in Section 7(a)) redemption or other sale or disposition of such Series D Preferred Stock.

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“Subsidiary” shall mean with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which 50% or more of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent Persons thereof is owned or controlled, directly or indirectly, by such Person.

“Transfer of Control” shall mean the occurrence of any one of the following events: (a) the sale, conveyance, exchange or disposition (collectively, “Transfer”) of all or substantially all of the assets of the Corporation, (b) the Transfer of all or substantially all of the assets of all or substantially all of the Subsidiaries of the Corporation, or (c) the consummation of a transaction or series of related transactions (whether by tender offer, merger, consolidation or like combination) in which either (i) more than fifty percent (50%) of the voting power of the Corporation is disposed of, or (ii) the power to elect a majority of the Board of Directors of the Corporation is invested in one or more Person(s) who are not currently stockholders of the Corporation or of Penthouse or Affiliates of such Persons.

2.

Determination.  The series of Preferred Stock is hereby designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

3.

Authorized Shares. The number of authorized shares constituting the Series D Preferred Stock shall be three hundred and thirty thousand (330,000) shares of such series.

4.

Designation and Stated Value.  The Board of Directors of ‘the Corporation, pursuant to authority granted in its Certificate of Incorporation, hereby creates a Series of Preferred Stock designated as “Series D Preferred Stock.” Upon initial issuance by the Corporation, the price per share of the Series D Preferred Stock and the Stated Value of each share of Series D Preferred Stock upon any Liquidation Event, or otherwise, shall be one hundred (S 100,00) dollars (the “Stated Value”).

5.

Number.  The number of shares of Series D Preferred Stock the Corporation is authorized to issue is 330,000 shares of Series D Preferred Stock. Such number may be increased or decreased by resolution of the Board of Directors.

6.

Dividend Rights.  The Series D Preferred Stock shall not pay any dividend.

7.

Liquidation Rights.

(a)

Liquidation, Dissolution or Winding Up.  If (A) the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief In an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an

5

involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event (“Insolvency Proceeding”), or (B) the Corporation shall otherwise liquidate, dissolve or wind up, a “Liquidation Event” shall be deemed to have occurred for purposes of this Certificate of Designation. If a Liquidation Event shall occur, the available funds and assets of the Corporation and its Subsidiaries shall be distributed in the following manner:

(i)

Senior Liquidation Preference. Upon the occurrence of any Liquidation Event, the holder(s) of the issued and outstanding shares of Series D Preferred Stock shall be entitled to be paid a liquidation preference at the Series D Stated Value per share, out of the Available Funds and Assets (A) pari passu and at the same time as payment shall be made to the holders of the Series B Preferred Stock and Series C Preferred Stock, and (B) senior, prior to, and before any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets of the Corporation or any Subsidiary on any shares of Series A Preferred Stock, or Common Stock of the Corporation. If, upon a Liquidation Event, the available funds and assets of the Corporation and its Subsidiaries to be distributed to the holders of the Series B Preferred Stock, Series C Preferred Stock and Series 1) Preferred Stock shall be insufficient to permit the payment to such shareholders of their full preferential amount described in this subsection, then all of such available funds and assets shall be distributed among the holders of then outstanding series of such Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pro rata, according to the number of outstanding shares of such Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by each holder thereof. The Corporation shall not create, designate or authorize any series of Preferred Stock with liquidation preferences or rights senior to the liquidation preferences and rights held by the holders f the Series D Preferred Stock.

(ii)

Other Shares of Junior Preferred Stock. Subject to payment in full of the Stated Value liquidation preference of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as provided above, the holder(s) of all other series of Preferred Stock of the Corporation then outstanding shall be entitled to be paid, out of the remaining available funds and assets, if any, and prior and in preference to any payment or distribution (or any setting apart of nay payment or distribution) of any available finds and assets on any shares of Common Stock, the amount of any liquidation preference or other payment required under the terms of such Preferred Stock.

(iii)

Remaining Assets. If there are any available finds and assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described in Sections here above, then all such remaining available finds and assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

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(b)

Merger or Sale of Assets.  At the option of the holders of the Series D Preferred Stock, with such series voting as a separate series, upon the consummation of a transaction or series of related transactions affecting the Corporation that shall constitute a Transfer of Control, for all purposes of this Certificate of Designation, a Liquidation Event shall be deemed to have occurred. In such event the Corporation shall, at the sole option of the holders of a majority of the outstanding Series D Preferred Stock, either (i) distribute, upon consummation of and as a condition to, such Transfer of Control an amount equal to the $100.00 per share Stated Value liquidation preference with respect to each outstanding share of Series D Preferred Stock, (ii) issue to the holders of the Series D Preferred Stock that number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and/or other property as is receivable upon or as a result of such Transfer of Control, as though each Holder of Series D Preferred Stock had converted his or its Series D Preferred Stock into shares of Common Stock, at the applicable Conversion Percentage of Fully-Diluted Common Stock, immediately prior to such Transfer of Control or (iii) require the Corporation, or such successor, resulting, surviving or purchasing corporation, as the case may be, and without benefit of any additional consideration therefor, to execute and deliver to the Holder of Series D Preferred Stock shares of its preferred stock with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series D Preferred Stock equal to the number of shares of Series D Preferred Stock held by such Holder divided by the Fully-Diluted Common Stock of the Corporation immediately prior to such Transfer of Control multiplied by the Fully-Diluted Common Stock of the Corporation or such successor, resulting or purchasing or surviving corporation, as the case may be, immediately after the consummation of such Transfer of Control; provided, that all Holders of Series D Preferred Stock shall be deemed to elect the option set forth in clause (i) above if at least a majority in interest of such Holders elect such option. For purposes of this Section 7(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock..

(c)

Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to shareholders in connection with a Liquidation Event shall be valued as follows:

(i)

The method of valuation of securities not subject to investment representation letter or other similar restrictions on free marketability shall be as follows:

(A)

unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities to be distributed are shares of Common Stock of the Corporation or other securities that are traded on

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a National Securities Exchange, the same shall be determined based on its then Fair Market Value; and

(B)

if there is no public market as described in clause (A) above, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors,

(ii)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make a thirty percent (30%) discount from the Fair Market Value to reflect the approximate fair market value thereof as determined in good faith by the Board of Directors.

8.

Voting Rights.

(a)

After the Required Media Billing Purchase Approvals have been obtained and then until such time as the Fiscal 2004 EBITDA or Fiscal 2005 EBITDA of iBill shall have been determined in accordance with the provisions of Section 4.14 of the Securities Purchase Agreement, the Holders of a majority of the. issued and outstanding shares of Series D Preferred Stock, present in person or by proxy at each stockholders’ meeting or in connection with any consent requested of stockholders, shall have the right, voting as a separate class, to elect to the Board of Directors of the Corporation and each direct or indirect Subsidiary of the Corporation (collectively, the “Boards”) one (l) Person to serve as a member of the six (6) Person Boards, Until such time as (i) all Required Media Billing Purchase Approvals have been obtained, and (ii) the Fiscal 2004 EBITDA or Fiscal 2005 EBITDA of iBill shall have been determined in accordance with the provisions of Section 4.14 of the Securities Purchase Agreement, the Corporation shall not, by amendment of its Certificate of Incorporation or By-Laws or otherwise, increase the size of the entire Boards to in excess of six (6) Persons, without the prior written consent of the Holders of a majority of the issued and outstanding shares of Series D Preferred Stock. The remaining members of the Boards shall be elected, at any regular or special meeting of stockholders of the Corporation called in whole or in part to elect members of any of the Boards, by the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy at such stockholders’ meeting.

(b)

At such time as (i) all Required Media Billing Purchase Approvals shall have been obtained, and (ii) the Series D Preferred Stock shall have been automatically converted into Common Stock of the Corporation, based upon the final determination of the Fiscal 2004 EBITDA or Fiscal 2005 EBITDA of iBill in accordance with the provisions of the Securities Purchase Agreement, all of the members of the Boards of the Corporation and each of its direct or indirect Subsidiaries shall be elected by the holders of a majority of the issued and outstanding shares of the Common Stock of the Corporation, present in person or by proxy at each stockholders’ meeting or in connection with any consent requested of stockholders.

(c)

Notice to Holders of Series D Preferred Stock. The Corporation shall provide ‘each holder of Series D Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the

8

event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or  property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed Liquidation Event, the Corporation shall mail a notice to each holder of Series D Preferred Stock, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier, of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

(d)

Rights of Holders of Series D Preferred Stock.  To the extent that, under the DGCA the approval of the holders of Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, and to the extent approval of the holders of Series D Preferred Stock is required for any specific action of the Corporation set forth herein, the affirmative approval of the holders of at least a majority of the shares of Series D Preferred Stock, represented by written consent of the holders of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the DGCA) shall constitute the approval of such action by the class or series as applicable. Holders of Series D Preferred Stock shall be entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders), which notice would be provided pursuant to the Corporation’s Bylaws and Delaware law.

9.

Conversion.

(a)

Series D Preferred Stock Conversion. The shares of Series D Preferred Stock shall not be convertible into shares of Common Stock of the Corporation until such time as all Required Media Billing Purchase Approvals have been satisfied, (collectively, the “Conversion Condition”). At such time as such Conversion Conditions shall have been satisfied, all shares of issued and outstanding Series D Preferred Stock shall thereafter be automatically converted into an aggregate number of shares of Common Stock of the Corporation as shall represent that number of shares of Common Stock which, when added to the aggregate number of shares of Closing Date Common Stock, shall equal a percentage of the Fully-Diluted Common Stock (the “Conversion Percentage”) as at the Conversion Date equal to Forty-Nine and 9/10 percent (49.9%) of such Fully-Diluted Common Stock.

(b)

Adjustments to Fully-Diluted Common Stock and Conversion Percentage.

(i)

Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the date shares of the Series D Preferred Stock are first issued (the “Original Series D Issue Date”) and prior to the Conversion Date, effect a subdivision of the outstanding Common Stock, then the Fully-Diluted Common Stock in effect immediately prior thereto shall be proportionately decreased and, conversely, if the Corporation

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shall at any time or from time to time after the Original Series D Issue Date combine the outstanding shares of Common Stock, the Fully-Diluted Common Stock then in effect immediately before the combination shall be proportionately increased. However, in neither event shall any such adjustments effect the applicable Conversion Percentage. Any adjustment under this Section 9(b)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Series D Issue Date and prior to the Conversion Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Fully-Diluted Common Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. Such increase in the Fully-Diluted Common Stock shall not, however, affect the applicable Conversion Percentage.

(iii)

Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Series D Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Section 9(b)(iii) with respect to the rights of the holders of the Series D Preferred Stock.

(iv)

Adjustments for reclassifications, consolidations, merger, splits and combinations. If at any time while the Series D Preferred Stock remains outstanding and any shares thereof have not been converted into Common Stock, in case of any reclassification or change of outstanding Common Stock issuable upon conversion of the Series D Preferred Stock (other than a change in par value per share, or from par value per share to no par value per share, or from no par value per share to par value per share or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series D Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value per share, or from par value per share to no par value per share, or from no par value per share to par value per share, or as a result of a subdivision or combination of outstanding Common Stock upon conversion of the Series D Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such

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successor, resulting or purchasing corporation., as the case may be, shall, without payment of any additional consideration therefor, execute a new Series D Preferred Stock providing that the holder shall have the right to convert such new Series D Preferred Stock (upon terms and conditions not less favorable to the holder than those in effect pursuant to the Series D Preferred Stock) and to receive upon such exercise, in lieu of the Common Stock theretofore issuable upon conversion of the Series D Preferred Stock, the kind and amount of shares. of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of the Common Stock issuable upon conversion of the Series D Preferred Stock had the Series D Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

10.

Miscellaneous.

(a)

Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series D Preferred Stock and, in the case of any such Loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series D Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series D Preferred Stock, new shares of Series D Preferred Stock of like tenor. The Series D Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, Lost or stolen shares of Series D Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof

(b)

Who Deemed Absolute Owner. The Corporation may deem the Person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

(c)

Register.  The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series D Preferred Stock. Upon any transfer of the Series D Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series B Preferred Stock register.

(d)

Reservation of Common Stock.  The Corporation shall have a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation will at all times reserve and

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keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, folly paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable Law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series B Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s Certificate of incorporation, as amended.

(e)

No Reissuance of Preferred Stock. Any shares of Series D Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series B Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(f)

Severability. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or Limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11.

The number of authorized shares of Preferred Stock of the Corporation is 5,000,000, and the number of authorized shares of Series D Preferred Stock, none of which has been issued, is 330,000 shares.

12.

Cancellation.  The Series D Preferred Stock shall automatically be cancelled in the event the Corporation elects to rescind the Securities Purchase Agreement.

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Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed in the State of Florida on this ___ day of August, 2004.

______________________________

Name:  Gary Spaniak, Jr.

Title:  President

______________________________

Name:  Steve Markley

Title:  Chief Executive Officer

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